Exhibit 99.1

Contact:	Adam N. Satterfield
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE REPORTS FOURTH QUARTER 2020

EARNINGS PER DILUTED SHARE OF $1.61

QUARTERLY CASH DIVIDEND TO INCREASE 33.3% TO $0.20 PER SHARE

THOMASVILLE, N.C. – (February 4, 2021) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month and twelve-month periods ended December 31, 2020. The financial results for the fourth quarter of 2020 include $9.6 million of expense related to special employee bonus payments made in December.  These bonus payments were provided to non-executive employees in appreciation for their extraordinary efforts to provide superior customer service during the difficult operating conditions created by the COVID-19 pandemic.

All prior-period share and per share data in this release have been adjusted to reflect the Company’s March 2020 three-for-two stock split.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(In thousands, except per share amounts)	2020	2019	% Chg.	2020	2019	% Chg.
Total revenue	$1,073,389	$1,009,206	6.4%	$4,015,129	$4,109,111	(2.3)%
LTL services revenue	$1,057,914	$996,603	6.2%	$3,961,054	$4,055,467	(2.3)%
Other services revenue	$15,475	$12,603	22.8%	$54,075	$53,644	0.8%
Operating income	$254,302	$188,264	35.1%	$906,882	$818,706	10.8%
Operating ratio	76.3%	81.3%		77.4%	80.1%
Net income	$189,832	$144,024	31.8%	$672,682	$615,518	9.3%
Diluted earnings per share	$1.61	$1.20	34.2%	$5.68	$5.10	11.4%
Diluted weighted average shares outstanding	117,887	119,799	(1.6)%	118,493	120,610	(1.8)%

Greg C. Gantt, President and Chief Executive Officer of Old Dominion, commented, “Old Dominion’s fourth quarter financial results include a 6.4% increase in revenue and 34.2% increase in earnings per diluted share.  The acceleration in our revenue growth during the fourth quarter was driven by an improving domestic economy and increased demand for our industry-leading service.  In addition, our consistent and long-term investments in service centers and equipment provided us with network capacity at a time when capacity within the transportation industry was generally limited.  We were pleased to finish 2020 with strong financial results and believe the combination of our value proposition and available capacity position us to win additional market share in 2021.

“The Company’s revenue increased 6.4% in the fourth quarter primarily due to a 4.9% increase in LTL tons and a 1.1% increase in LTL revenue per hundredweight.  Our yield metrics were negatively affected by the decrease in the average price of diesel fuel, as LTL revenue per hundredweight, excluding fuel surcharges, increased 4.2% when compared to the fourth quarter of 2019.  The ongoing and consistent improvement in this yield metric is supported by the quality of our

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ODFL Reports Fourth-Quarter Financial Results

February 4, 2021

service and reflects our long-term pricing philosophy. We believe a consistent improvement in yield is necessary to offset our cost inflation while also supporting further investments in capacity and technologies that are designed to improve operating efficiencies and customer service.

“Our operating ratio improved to 76.3%, which was a new fourth-quarter Company record.  This improvement was achieved through quality revenue growth and increased operating efficiencies.  The operating leverage created by the increases in both freight density and yield allowed us to improve many of our cost categories as a percent of revenue.  We did experience a 90 basis point increase in purchased transportation costs as a percent of revenue, however, as we used these services to supplement our workforce in the fourth quarter to support accelerating volumes. Our team efficiently handled the increase in volumes while also delivering on-time service of 99% and a historically low cargo claims ratio of 0.1% during the quarter.”

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $246.6 million for the fourth quarter of 2020 and $933.0 million for the year. The Company had $401.4 million in cash and cash equivalents at December 31, 2020.

Capital expenditures were $58.6 million for the fourth quarter of 2020 and $225.1 million for the year. The Company expects its aggregate capital expenditures for 2021 to total approximately $605 million, including planned expenditures of $275 million for real estate and service center expansion projects; $290 million for tractors and trailers; and $40 million for information technology and other assets.

Old Dominion returned $74.8 million of capital to its shareholders in the fourth quarter of 2020 and $435.1 million for the year. The 2020 total consisted of $364.1 million of share repurchases and $71.0 million of cash dividends.

Increase to Quarterly Cash Dividend

The Company’s Board of Directors has declared a first-quarter dividend of $0.20 per share, payable on March 17, 2021, to shareholders of record at the close of business on March 3, 2021.  After giving effect to the Company’s March 2020 three-for-two stock split, this dividend payment represents a 33.3% increase to the quarterly cash dividend paid in the first quarter of 2020.

Summary

Mr. Gantt concluded, “Old Dominion produced strong financial results for the fourth quarter as the operating environment continued to improve.  Despite the challenges associated with the COVID-19 pandemic and slight decrease in our annual revenue, our annual results include a Company-record operating ratio of 77.4% that contributed to the double-digit growth in earnings per diluted share.  We believe these financial results reflect the consistent execution of our long-term strategic plan that includes our unwavering commitment to deliver superior service at a fair price.  In addition, we will continue to invest in our service center network, our technology and, most importantly, our OD Family of employees to further enhance our value proposition and support opportunities for additional growth.  We are encouraged by the improving demand environment and believe continued execution of our strategic plan will produce profitable growth and increased shareholder value in 2021.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the internet by going to ir.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call and will be available for 30 days.  A telephonic replay will also be available through February 12, 2021, at (719) 457-0820, Confirmation Number 5798600.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following, many of which will continue to be amplified by the current COVID-19 pandemic: (1) the competitive environment with respect to industry capacity and pricing, including the use of fuel

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ODFL Reports Fourth-Quarter Financial Results

February 4, 2021

surcharges, which could negatively impact our total overall pricing strategy and our ability to cover our operating expenses; (2) our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (3) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (4) the challenges associated with executing our growth strategy, including our ability to successfully consummate and integrate any acquisitions; (5) changes in our goals and strategies, which are subject to revision at any time at our discretion; (6) various economic factors such as recessions, downturns in the economy, global uncertainty and instability, changes in international trade policies, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets, which may decrease demand for our services or increase our costs; (7) public health issues, such as the current COVID-19 pandemic, that may negatively affect the economy; (8) changes in relationships with our significant customers; (9) the impact of changes in tax laws, rates, guidance and interpretations, including those related to certain provisions of the Tax Cuts and Jobs Act; (10) increases in driver and maintenance technician compensation or difficulties attracting and retaining qualified drivers and maintenance technicians to meet freight demand; (11) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation, group health and group dental, including increased premiums, adverse loss development, increased self-insured retention or deductible levels and claims in excess of insured coverage levels; (12) cost increases associated with employee benefits, including costs associated with employee healthcare plans; (13) the availability and cost of capital for our significant ongoing cash requirements; (14) the availability and cost of new equipment and replacement parts, including regulatory changes and supply constraints that could impact the cost of these assets; (15) decreases in demand for, and the value of, used equipment; (16) the availability and cost of diesel fuel; (17) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws, engine emissions standards, hours-of-service for our drivers, driver fitness requirements and new safety standards for drivers and equipment; (18) the costs and potential liabilities related to various legal proceedings and claims that have arisen in the ordinary course of our business, some of which include collective and/or class action allegations; (19) the costs and potential liabilities related to governmental proceedings, inquiries, notices or investigations; (20) the costs and potential liabilities related to our international business relationships; (21) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the Federal Motor Carrier Safety Administration (the “FMCSA”) and other regulatory agencies; (22) the costs and potential adverse impact of compliance associated with FMCSA’s electronic logging device (“ELD”) regulations and guidance, including the operation of our fleet and safety management systems on the ELD hardware and software platform; (23) seasonal trends in the less-than-truckload (“LTL”) industry, including harsh weather conditions and disasters; (24) our ability to retain our key employees and continue to effectively execute our succession plan; (25) the concentration of our stock ownership with the Congdon family; (26) the costs and potential adverse impact associated with future changes in accounting standards or practices; (27) potential costs and liabilities associated with cyber incidents and other risks with respect to our systems and networks or those of our third-party service providers, including system failure, security breach, disruption by malware or ransomware or other damage; (28) failure to comply with data privacy, security or other laws and regulations; (29) failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (30) the costs and potential adverse impact associated with transitional challenges in upgrading or enhancing our technology systems; (31) legal, regulatory or market responses to climate change concerns; (32) damage to our reputation through unfavorable perceptions or publicity, including those related to environmental, social and governance issues, cybersecurity and data privacy concerns; (33) failure to adapt to new technologies implemented by our competitors in the LTL and transportation industry; (34) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (35) dilution to existing shareholders caused by any issuance of additional equity; (36) the impact of a quarterly cash dividend or the failure to declare future cash dividends; (37) fluctuations in the amount and frequency of our stock repurchases; (38) recent and future volatility in the market value of our common stock; (39) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (40) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

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ODFL Reports Fourth-Quarter Financial Results

February 4, 2021

Old Dominion Freight Line, Inc. is a leading, less-than-truckload (“LTL”), union-free motor carrier providing regional, inter-regional and national LTL services through a single integrated organization. Our service offerings, which include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. Through strategic alliances, the Company also provides LTL services throughout North America. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

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ODFL Reports Fourth-Quarter Financial Results

February 4, 2021

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Fourth Quarter				Year to Date
(In thousands, except per share amounts)	2020		2019		2020		2019
Revenue	$1,073,389	100.0%	$1,009,206	100.0%	$4,015,129	100.0%	$4,109,111	100.0%

Operating expenses:
Salaries, wages & benefits	543,847	50.7%	534,086	52.9%	2,053,894	51.2%	2,122,464	51.7%
Operating supplies & expenses	100,057	9.3%	112,004	11.1%	373,431	9.3%	473,114	11.5%
General supplies & expenses	23,407	2.2%	26,391	2.6%	110,279	2.7%	123,975	3.0%
Operating taxes & licenses	30,663	2.8%	29,267	2.9%	116,943	2.9%	116,839	2.8%
Insurance & claims	9,783	0.9%	18,510	1.8%	42,364	1.1%	52,549	1.3%
Communications & utilities	8,467	0.8%	7,530	0.8%	31,542	0.8%	29,601	0.7%
Depreciation & amortization	65,106	6.1%	64,544	6.4%	261,259	6.5%	253,681	6.2%
Purchased transportation	32,759	3.0%	21,418	2.1%	97,947	2.4%	89,636	2.2%
Miscellaneous expenses, net	4,998	0.5%	7,192	0.7%	20,588	0.5%	28,546	0.7%

Total operating expenses	819,087	76.3%	820,942	81.3%	3,108,247	77.4%	3,290,405	80.1%

Operating income	254,302	23.7%	188,264	18.7%	906,882	22.6%	818,706	19.9%

Non-operating expense (income):
Interest expense	846	0.1%	92	0.0%	2,782	0.1%	377	0.0%
Interest income	(228)	(0.0)%	(1,797)	(0.2)%	(1,830)	(0.0)%	(6,763)	(0.2)%
Other expense, net	361	0.0%	375	0.1%	4,566	0.1%	1,143	0.0%

Income before income taxes	253,323	23.6%	189,594	18.8%	901,364	22.4%	823,949	20.1%

Provision for income taxes	63,491	5.9%	45,570	4.5%	228,682	5.6%	208,431	5.1%

Net income	$189,832	17.7%	$144,024	14.3%	$672,682	16.8%	$615,518	15.0%

Earnings per share:
Basic	$1.62		$1.20		$5.71		$5.11
Diluted	1.61		1.20		5.68		5.10

Weighted average outstanding shares:
Basic	117,113		119,532		117,737		120,414
Diluted	117,887		119,799		118,493		120,610

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ODFL Reports Fourth-Quarter Financial Results

February 4, 2021

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Fourth Quarter			Year to Date
	2020	2019	% Chg.	2020	2019	% Chg.
Work days	62	62	–	254	253	0.4%
Operating ratio	76.3%	81.3%		77.4%	80.1%
LTL intercity miles (1)	159,896	157,687	1.4%	617,805	644,287	(4.1)%
LTL tons (1)	2,279	2,173	4.9%	8,770	8,964	(2.2)%
LTL tonnage per day	36,758	35,048	4.9%	34,528	35,431	(2.5)%
LTL shipments (1)	2,816	2,751	2.4%	10,869	11,491	(5.4)%
LTL shipments per day	45,419	44,371	2.4%	42,791	45,419	(5.8)%
LTL revenue per intercity mile	$6.59	$6.29	4.8%	$6.42	$6.30	1.9%
LTL revenue per hundredweight	$23.10	$22.84	1.1%	$22.62	$22.64	(0.1)%
LTL revenue per hundredweight, excluding fuel surcharges	$20.76	$19.92	4.2%	$20.21	$19.72	2.5%
LTL revenue per shipment	$374.08	$360.80	3.7%	$364.94	$353.18	3.3%
LTL revenue per shipment, excluding fuel surcharges	$336.04	$314.70	6.8%	$326.09	$307.67	6.0%
LTL weight per shipment (lbs.)	1,619	1,580	2.5%	1,614	1,560	3.5%
Average length of haul (miles)	927	915	1.3%	925	917	0.9%
Average active full-time employees	19,630	20,175	(2.7)%	19,064	20,594	(7.4)%

(1) -	In thousands
Note:

Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	December 31,	December 31,
(In thousands)	2020	2019
Cash and cash equivalents	$401,430	$403,571
Short-term investments	330,274	–
Other current assets	511,635	463,263
Total current assets	$1,243,339	$866,834
Net property and equipment	2,914,031	2,968,835
Other assets	212,040	159,899
Total assets	$4,369,410	$3,995,568

Current liabilities	$373,130	$366,085
Long-term debt	99,931	45,000
Other non-current liabilities	570,061	503,766
Total liabilities	$1,043,122	$914,851
Equity	3,326,288	3,080,717
Total liabilities & equity	$4,369,410	$3,995,568

Note: The financial and operating statistics in this press release are unaudited.

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